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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1999, incorporated by reference in Southwest Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and ONEOK, Inc.'s Current Report on Form 8-K dated April 15, 1999, and to all references to our firm included in this registration statement.

                                                     /s/ Arthur Andersen LLP

Las Vegas, Nevada
April 15, 1999